January 2022

Preliminary Terms No. 3,734

Registration Statement Nos. 333-250103; 333-250103-01

Dated January 20, 2022

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

▪      Linked to the lowest performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® (each referred to as an “underlying”)

▪      The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a maturity payment amount that may be significantly less than the face amount, and may be zero, and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity:

▪      If the level of the lowest performing underlying has increased, investors will receive the face amount plus a positive return equal to at least 138% (to be determined on the pricing date) of the percentage increase in the level of the lowest performing underlying from its starting level

▪      If the level of the lowest performing underlying has decreased, but the lowest performing underlying has not decreased by more than 25%, investors will receive the face amount

▪      If the lowest performing underlying has decreased by more than 25%, investors will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and investors will lose more than 25%, and possibly all, of the face amount

▪      Investors may lose a significant portion, or all, of the face amount of the securities

▪      These long-dated securities are for investors who seek an equity index-based return and who are willing to risk their investment, risk exposure to the lowest performing underlying and forgo current income in exchange for the participation rate and limited protection against loss that applies only if the lowest performing underlying is greater than or equal to its respective threshold level

▪      The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪      All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪      These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in either of the underlyings

The current estimated value of the securities is approximately $911.30 per security, or within $11.30 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 3.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for PLUS, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$38.20	$961.80
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $38.20 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $25.00 per security, and WFA will receive a distribution expense fee of $1.20 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of proceeds and hedging” on page 22.

Product Supplement for PLUS dated November 16, 2020	Index Supplement dated November 16, 2020	Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 28, 2028*, subject to postponement if the calculation day is postponed
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”) and NASDAQ-100 Index® (the “NDX Index”)
Aggregate face amount:	$
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

•    If the ending level of the lowest performing underlying is greater than its starting level:

$1,000 + [$1,000 × underlying return of lowest performing underlying × participation rate]

•    If the ending level of the lowest performing underlying is less than or equal to its starting level, but greater than or equal to its threshold level:

$1,000

•    If the ending level of the lowest performing underlying is less than its threshold level:

$1,000 + [$1,000 × underlying return of lowest performing underlying]

If the ending level of the lowest performing underlying is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Notwithstanding anything to the contrary in the accompanying product supplement for PLUS, the amount you will receive at maturity will be the maturity payment amount, defined and calculated as provided in this document.

Participation rate:	At least 138%, to be determined on the pricing date
Lowest performing underlying:	The underlying with the lowest underlying return
Underlying return:	With respect to an underlying, the percentage change from its starting level to its ending level, measured as follows: ending level – starting level starting level
Starting level:	With respect to the INDU Index: , its closing level on the pricing date. With respect to the NDX Index: , its closing level on the pricing date.
Ending level:	With respect to each underlying, its closing level on the calculation day.
Calculation day:	January 21, 2028*, subject to postponement for non-trading days and certain market disruption events
Threshold level:	With respect to the INDU Index: , which is equal to 75% of its starting level. With respect to the NDX Index: , which is equal to 75% of its starting level.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	January 25, 2022*
Original issue date:	January 28, 2022* (3 business days after the pricing date)
CUSIP / ISIN:	61773HL23 / US61773HL232
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
*To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.
January 2022	Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $911.30, or within $11.30 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the participation rate and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

January 2022	Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028 (the “securities”) may be appropriate for investors who:

▪	Seek an alternative to direct exposure to the underlyings that enhances returns for any positive performance of the lowest performing underlying

▪	Seek to enhance returns and potentially outperform the lowest performing underlying by taking advantage of the participation rate, with no limitation on the appreciation potential

▪	Understand that the ending level of the lowest performing underlying may decrease by more than 25% from its starting level, resulting in a loss of a significant portion or all of the initial investment

▪	Understand that the return on the securities will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying

▪	Understand and are willing to accept the full downside risks of each underlying

▪	Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings

▪	Are willing to hold the securities to maturity

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity

▪	Are unwilling to accept the risk that the ending level of the lowest performing underlying may decrease by more than 25% from its starting level, resulting in a loss of a significant portion or all of the initial investment

▪	Seek full return of the face amount of the securities at maturity

▪	Seek current income from their investments

▪	Are unwilling to accept the risk of exposure to each of the underlyings

▪	Seek exposure to the lowest performing underlying but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying

▪	Are unwilling to accept our credit risk

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Dow Jones Industrial AverageSM Overview” and “NASDAQ-100 Index® Overview” below.

January 2022	Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

January 2022	Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical underlying returns of the lowest performing underlying and the following terms:

Face amount:	$1,000 per security
Hypothetical participation rate:	138%. The actual participation rate will be determined on the pricing date.
Threshold level:	75% of its starting level

Securities Payoff Diagram

January 2022	Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the levels of the underlyings relative to their respective starting levels. We cannot predict the ending levels of the underlyings on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlyings. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for PLUS, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term:	6 years
Hypothetical starting level:	With respect to the INDU Index: 100
With respect to the NDX Index: 100
Hypothetical threshold level:	With respect to the INDU Index, 75, which is 75% of its respective hypothetical starting level
With respect to the NDX Index, 75, which is 75% of its respective hypothetical starting level
Hypothetical participation rate:	138%. The actual participation rate will be determined on the pricing date.

* The hypothetical starting level of 100 for each underlying has been chosen for illustrative purposes only and does not represent the actual starting level of either underlying. The actual starting levels, threshold levels and participation rate will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

Example 1 — Both underlyings appreciate over the term of the securities, and investors receive a positive return, calculated based on the underlying return of the lowest performing underlying.

Ending level		INDU Index: 110
NDX Index: 150
Underlying return		INDU Index: (110 – 100) / 100 = 10% NDX Index: (150 – 100) / 100 = 50%
Maturity payment amount	=	$1,000 + [$1,000 × underlying return of lowest performing underlying × participation rate]
	=	$1,000 + [$1,000 × 10% × 138%]
	=	$1,138

In example 1, the ending levels of both the INDU Index and the NDX Index are greater than their starting levels. The INDU Index has appreciated by 10%, while the NDX Index has appreciated by 50%. Therefore, investors receive at maturity the face amount plus a positive return equal to 138% of the appreciation of the lowest performing underlying, which is the INDU Index in this example. Investors receive $1,138 per security at maturity (assuming a hypothetical participation rate of 138%). The actual participation rate will be determined on the pricing date.

Example 2 — One underlying appreciates, while the other declines over the term of the securities but neither underlying declines below its respective threshold level, and investors receive the face amount.

Ending level	INDU Index: 130
NDX Index: 80
Underlying return	INDU Index: (130 – 100) / 100 = 30% NDX Index: (80 – 100) / 100 = -20%
January 2022	Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Maturity payment amount	=	$1,000

In example 2, the ending level of the INDU Index is greater than its starting level, while the ending level of the NDX Index is less than its starting level, but is greater than or equal to its respective threshold level. The INDU Index has appreciated by 30% while the NDX Index has declined by 20%. Investors will receive the face amount of $1,000.

Example 3 — One underlying appreciates while the other declines over the term of the securities, and the ending level of the lowest performing underlying is less than its respective threshold level. Investors are therefore exposed to the decline in the lowest performing underlying from its starting level.

Ending level		INDU Index: 130
NDX Index: 30
Underlying return		INDU Index: (130 – 100) / 100 = 30% NDX Index: (30 – 100) / 100 = -70%
Maturity payment amount	=	$1,000 + [$1,000 × underlying return of lowest performing underlying]
	=	$1,000 + [$1,000 ×-70%]
	=	$300

In example 3, the ending level of the INDU Index is greater than its starting level, while the ending level of the NDX Index has declined below its threshold level. The INDU Index has appreciated by 30% while the NDX Index has depreciated by 70%. Because the ending level of the NDX Index has declined below its threshold level, investors are exposed to the negative performance of the NDX Index, which is the lowest performing underlying in this example. Investors receive a maturity payment amount of $300.

Example 4 — Both underlyings decline below their respective threshold levels, and investors are therefore exposed to the decline in the lowest performing underlying from its starting level.

Ending level		INDU Index: 30
NDX Index: 40
Underlying return		INDU Index: (30 – 100) / 100 = -70% NDX Index: (40 – 100) / 100 = -60%
Maturity payment amount	=	$1,000 + [$1,000 × underlying return of lowest performing underlying]
	=	$1,000 + [$1,000 ×-70%]
	=	$300

In example 4, the ending levels of both the INDU Index and the NDX Index are less than their respective threshold levels. The INDU Index has declined by 70% while the NDX Index has declined by 60%. Therefore, investors are exposed to the negative performance of the INDU Index, which is the lowest performing underlying in this example. Investors receive a maturity payment amount of $300.

Because the maturity payment amount of the securities is based on the lowest performing underlying, a decline in either underlying below its respective threshold level will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much.

January 2022	Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Lowest Performing Underlying*		Performance of the Securities(1)
Ending Level	Underlying Return	Maturity Payment Amount	Return on Securities(2)
200	100.00%	$2,380.00	138.00%
190	90.00%	$2,242.00	124.20%
180	80.00%	$2,104.00	110.40%
170	70.00%	$1,966.00	96.60%
160	60.00%	$1,828.00	82.80%
150	50.00%	$1,690.00	69.00%
140	40.00%	$1,552.00	55.20%
130	30.00%	$1,414.00	41.40%
120	20.00%	$1,276.00	27.60%
110	10.00%	$1,138.00	13.80%
105	5.00%	$1,069.00	6.90%
100(3)	0.00%	$1,000.00	0.00%
95	-5.00%	$1,000.00	0.00%
90	-10.00%	$1,000.00	0.00%
80	-20.00%	$1,000.00	0.00%
75	-25.00%	$1,000.00	0.00%
74	-26.00%	$740.00	-26.00%
70	-30.00%	$700.00	-30.00%
60	-40.00%	$600.00	-40.00%
50	-50.00%	$500.00	-50.00%
40	-60.00%	$400.00	-60.00%
30	-70.00%	$300.00	-70.00%
20	-80.00%	$200.00	-80.00%
10	-90.00%	$100.00	-90.00%
0	-100.00%	$0.00	-100.00%

*The underlyings exclude cash dividend payments on stocks included in the underlyings.

(1) Assumes a participation rate of 138%. The actual participation rate will be determined on the pricing date.

(2) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3) The hypothetical starting level of each underlying.

January 2022	Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity if the ending level of the lowest performing underlying is less than its respective threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level of the lowest performing underlying is less than its threshold level, which is 75% of the starting level, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity. Investors may lose their entire investment in the securities.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the level, volatility (frequency and magnitude of changes in level) and dividend yield of the underlyings, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equities markets generally and which may affect the ending levels of the underlyings and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview” and “NASDAQ-100 Index® Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the securities is not linked to the values of the underlyings at any time other than the calculation day. The ending level of each underlying will be based on the closing level of such underlying on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the calculation day but the level of either underlying decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity

January 2022	Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

payment amount been linked to the levels of the underlyings prior to such decrease. Although the actual levels of the underlyings on the maturity date or at other times during the term of the securities may be higher than their respective ending levels, the maturity payment amount will be based solely on the closing levels of the underlyings on the calculation day.

▪	Investing in the securities is not equivalent to investing in either underlying. Investing in the securities is not equivalent to investing in either underlying or the component stocks of either underlying. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on

January 2022	Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an ending level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Calculation Agent and Calculations” and related definitions in the accompanying product supplement for PLUS and “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase the level at or above which such underlying must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the level of an underlying on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

▪	The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

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Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of both underlyings. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below its respective threshold level as of the calculation day, you will be exposed to the negative performance of the lowest performing underlying at maturity, even if the other underlying has appreciated or has not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying. With two underlyings, it is more likely that either underlying will decline to below its threshold level as of the calculation day, than if the securities were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

▪	Adjustments to the underlyings could adversely affect the value of the securities. The publisher of either underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of either underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying, the maturity payment amount on the securities will be an amount based on the closing prices at maturity of the securities composing such underlying at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying last in effect prior to discontinuance of the underlying.

▪	Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at

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Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

any time, including on the calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

January 2022	Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2017 through January 18, 2022. The closing level of the INDU Index on January 18, 2022 was 35,368.47. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index on the calculation day.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2017 to January 18, 2022

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2017 through January 18, 2022. The closing level of the NDX Index on January 18, 2022 was 15,210.76. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDX Index has at times experienced periods of high volatility. You should not take the historical levels of the NDX Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDX Index on the calculation day.

NASDAQ-100 Index® Daily Closing Levels January 1, 2017 to January 18, 2022

““Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Additional Terms of the Securities

Additional Terms

Please read this information in conjunction with the summary terms on the front cover of this document.

If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.

Certain definitions

A “trading day” with respect to an underlying means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such underlying are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such underlying is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an underlying means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlying.

Market disruption events

A “market disruption event” with respect to an underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such underlying or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such underlying or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such underlying or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such underlying or any successor equity index are traded or any related futures or options exchange with respect to such underlying prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be

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Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such underlying or successor equity index or any related futures or options exchange with respect to such underlying fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an underlying:

(1)	the relevant percentage contribution of a security to the level of such underlying or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the underlying or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such underlying or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such underlying or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such underlying or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such underlying or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such underlying or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such underlying or any successor equity index on which each relevant stock exchange for the securities underlying such underlying or any successor equity index and each related futures or options exchange with respect to such underlying are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

Postponement of the calculation day

If a market disruption event occurs or is continuing with respect to an underlying on the calculation day, then the calculation day for such underlying will be postponed to the first succeeding trading day for such underlying on which a market disruption event for such underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such underlying after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such underlying. If the calculation day has been postponed eight trading days for an underlying after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such underlying on such eighth trading day, the calculation agent will determine the closing level of such underlying on such eighth trading day in accordance with the formula for and method of calculating the closing level of such underlying last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in such underlying. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of the calculation day for an underlying due to a market disruption event with respect to such underlying on the calculation day, the originally scheduled calculation day will remain the calculation day for any underlying not affected by a market disruption event on such day.

Postponement of maturity date

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that calculation day as postponed.

Underlying publisher

With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof

Interest

None

Denominations

$1,000 per security and integral multiples thereof

Trustee

The Bank of New York Mellon

Calculation agent

MS & Co.

Issuer notice to registered security holders, the trustee and the depositary

In the event that the maturity date is postponed due to postponement of the calculation day, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual calculation day for determining the ending level.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each face amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Underlying

The accompanying product supplement refers to an underlying as the “underlying asset.”

Face amount

The accompanying product supplement refers to the face amount as the “stated principal amount.”

Calculation day

The accompanying product supplement refers to the calculation day as the “valuation date.”

Maturity payment amount

The accompanying product supplement refers to the maturity payment amount as the “payment at maturity.”

Closing level

The accompanying product supplement refers to the closing level as the “index closing value.”

Starting level

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

The accompanying product supplement refers to the starting level as the “initial value” or “initial index value.”

Ending level

The accompanying product supplement refers to the ending level as the “final value” or “final index value.”

Participation rate

The accompanying product supplement refers to the participation rate as the “leverage factor.”

Threshold level

The accompanying product supplement refers to the threshold level as the “trigger level.”

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in stocks of the underlyings, in futures and options contracts on the underlyings and any component stocks of the underlyings listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the level of the underlyings on the pricing date, and therefore increase the level at or above which the underlyings must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the calculation day, by purchasing and selling the stocks constituting the underlyings, futures or options contracts on the underlyings or the component stocks of each underlying listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. We cannot give any assurance that our hedging activities will not affect the level of the underlyings, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $38.20 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $25.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $1.20 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for PLUS for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM and the NASDAQ-100 Index® due January 28, 2028

securities, it will determine the economic terms of the securities, including the participation rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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